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                                                                Exhibit 99.1

FOR FURTHER INFORMATION
AT THE COMPANY:
Franklin A. Jacobs
9387 Dielman Industrial Drive
St. Louis, MO 63132
(314) 991-9200

FOR IMMEDIATE RELEASE: Wednesday, October 20, 2004

                 FALCON PRODUCTS, INC. ANNOUNCES DELISTING
                  FROM NYSE AND RESIGNATION OF ACCOUNTANTS
                  ----------------------------------------

         Falcon Products, Inc. announced today that the New York Stock Exchange (the "NYSE") had determined on October 19, 2004 that the trading of Falcon's common stock on the NYSE be suspended immediately.

         The decision of the NYSE was reached in view of the fact that Falcon had fallen below the NYSE's continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of not less than $50,000,000 and total stockholders' equity of not less than $50,000,000. As previously disclosed by Falcon, the NYSE had accepted a plan provided by Falcon that would have brought it into conformity with this continued listing standard. However, Falcon had since been unable to meet certain material aspects of that plan. The NYSE also noted the various matters disclosed in Falcon's Form 8-K referred to below that led to the resignation of Falcon's independent public accounting firm.

         Franklin A. Jacobs, Chairman and Chief Executive Officer of Falcon, stated, "We do not believe that the NYSE's decision has any significant bearing on our business and we have no plans to challenge their decision."

         Falcon understands that market makers have made application to sponsor the quotation of Falcon's common stock on the Over the Counter Bulletin Board (the "OTCBB") and anticipates that trading of its common stock on the OTCBB will be initiated shortly, assuming such applications are accepted.

         The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for over-the-counter equity securities. Information on the OTCBB can be found at www.otcbb.com.

         Falcon also announced the resignation of Rubin, Brown, Gornstein & Co. LLP ("Rubin, Brown") as Falcon's independent public accounting firm. Rubin, Brown had been engaged by the Audit Committee of Falcon's Board of Directors on July 9, 2004.

         Rubin, Brown did not render any reports on Falcon's financial statements during the period of its engagement. During the period of Rubin, Brown's engagement, there were no disagreements between Falcon and Rubin, Brown over accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Rubin, Brown did bring to the attention of the Audit Committee of Falcon's Board of Directors its concerns about (i) certain items of information that had come to its attention that, if further investigated, might have caused it to be unwilling to rely on management's representations or be associated with Falcon's financial statements, and
(ii) certain deficiencies in Falcon's accounting controls related to accounting for inventory. The Audit Committee was aware of the deficiencies in controls and Falcon had already put in place a series of corrective actions.

         Mr. Jacobs further stated, "Our Audit Committee has commenced an investigation into the matters raised by Rubin, Brown, with the assistance of independent counsel, and is actively engaged in retaining a new accounting firm. We are hopeful that the investigation and the search for a new accounting firm can be completed promptly."

         Reference is made to Falcon's previously filed Form 8-K for further details.

         Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical facts are forward-looking statements, which involve risks and uncertainties which could impact future financial performance. Factors which could cause future performance to differ from those anticipated by these forward-looking statements include, but are not limited to, the timely submission by market makers of the appropriate application materials to the OTCBB and its acceptance thereof, the ability of the Company to service its debt obligations and satisfy the covenants in its loan obligations, the loss of key customers or suppliers within specific industries, the availability or cost of raw materials, increased competitive pricing pressures reflecting industry conditions, the general demand for products, general economic conditions, economic conditions in the markets served by the Company, and other factors. Additional cautionary statements regarding other risk factors that could have an effect on future performance of the Company are described in Falcon's periodic filings with the Securities and Exchange Commission. Although Falcon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Falcon can give no assurance that its expectations will be attained. Any forward-looking statements represent the best judgment of Falcon as of the date of this release. Falcon disclaims any obligation to update any forward-looking statements.